Exhibit 99.1

Bronco Drilling Company, Inc. Announces Monthly Operating Results

OKLAHOMA CITY, August 10, 2010 (BUSINESS WIRE)—Bronco Drilling Company, Inc. (Nasdaq/GS:BRNC) announced today operational results for the month ended and as of July 31, 2010.

Utilization for the Company’s drilling fleet was 56% for the month of July compared to 56% for the month of June and 54% for the second quarter of 2010.  The Company had an average of 37 marketed drilling rigs in July compared to 37 in June and 37 for the second quarter of 2010. The average dayrate on operating drilling rigs as of July 31, 2010 was $16,715 compared to $16,515 as of June 30, 2010 and $15,926 for the second quarter of 2010.  The increase in average dayrate on operating drilling rigs as of May 31, 2010, was partially due to a wage increase initiated during May for Bronco field personnel that is contractually passed through to Bronco’s customers.  The increase in average dayrate as a result of the wage increase was approximately $600 a day.

The Company cautions that several factors other than those discussed above may impact the Company’s operating results and that a particular trend regarding the factors above may or may not be indicative of the Company’s current or future financial performance.

About Bronco Drilling

Bronco Drilling Company, Inc. is a publicly held company headquartered in Edmond, Oklahoma, and is a provider of contract land drilling to oil and natural gas exploration and production companies. Bronco's common stock is quoted on The NASDAQ Global Select Market under the symbol “BRNC”. For more information about Bronco Drilling Company, Inc., visit http://www.broncodrill.com.

	Bronco Drilling Company, Inc.
	Rig Status Report
	as of July 31, 2010

								Est. Duration (2)
	Rig No.	Horsepower		Rig Type	Basin	Status (1)	Contract	Days	Date
1	2	400 hp		M		I
2	5	650 hp		M		I
3	6	650 hp		M		I
4	7	650 hp		M		I
5	8	1000 hp		E	Bakken	O	Term	274	5/1/2011
6	9	650 hp		M		I
7	10	1000 hp		E	Marcellus	O	Term	184	1/31/2011
8	11	1000 hp		E	Marcellus	O	Term	397	9/1/2011
9	12	1500 hp		E	Bakken	O	Term	305	6/1/2011
10	14	1200 hp		E	Anadarko	O	4 wells
11	15	1200 hp		E	Haynesville	O	Term	86	10/25/2010
12	16	1400 hp		E	Bakken	O	Term	213	3/1/2011
13	17	1700 hp		E	Anadarko	O	well to well
14	20	1400 hp		E	Bakken	O	Term	680	6/10/2012
15	21	2000 hp		E	Haynesville	O	Term	153	12/31/2010
16	22	1000 hp		E	Bakken	O	Term	360	7/26/2011
17	23	1000 hp		E	Bakken	O	Term	168	1/15/2011
18	25	1500 hp		E	Cotton Valley	O	Term	397	9/1/2011
19	26	1200 hp		E	Haynesville	O	Term	153	12/31/2010
20	27	1500 hp		E	Bakken	O	Term	243	3/31/2011
21	28	1200 hp		E	Bakken	O	Term	137	12/15/2010
22	29	1500 hp		E	Woodford	O	Term	185	2/1/2011
23	37	1000 hp		E	Marcellus	O	Term	335	7/1/2011
24	41	950 hp		M		I
25	42	650 hp		M		I
26	51	850 hp		M		I
27	52	850 hp		M		I
28	54	850 hp		M		I
29	56	1100 hp		M	Anadarko	O	Term	192	2/8/2011
30	57	1100 hp		M		I
31	59	1000 hp		E	Bakken	O	Term	314	6/10/2011
32	62	1000 hp		M	Anadarko	O	Term	153	12/31/2010
33	70	450 hp		M		I
34	75	750 hp		M		I
35	77	1200 hp		M	Anadarko	O	4 wells
36	94	1000 hp		M		I
37	97	850 hp		M	Anadarko	O	13 wells

M -	Mechanical		I -	Idle
E -	Electric		O -	Operating
1	Rigs classified as "operating" are under contract while rigs described as "idle" are not under contract but are being actively
	marketed and generally ready for service.
2	The estimated contract duration is derived from discussions with our customer regarding their current projection of the days
	remaining to complete the project.
	Changes from the prior month are highlighted.

Cautionary Note Regarding Forward-Looking Statements

The information in this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements include, but are not limited to, comments pertaining to estimated contract duration.  Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, early termination by the customer pursuant to the contract or otherwise, cancellation or completion of certain contracts or projects earlier than expected, operating hazards and other factors described in Bronco Drilling Company, Inc’s. Annual Report on Form 10-K filed with the SEC on March 15, 2010 and other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov.  Bronco cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

Contact:
Bob Jarvis
Investor Relations
Bronco Drilling Company
(405) 242-4444 EXT: 102
bjarvis@broncodrill.com